UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 29, 2008
_________________________

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, New York 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.     Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant

General Maritime Corporation(the “Company”) entered into an interest rate swap transaction on January 29, 2008, with Citibank N.A., New York (the “Counterparty”).  The Company entered into the current interest rate swap transaction to mitigate the Company’s floating rate interest risk on an aggregate of $100 million of the Company’s debt that is outstanding under its 2005 credit facility.  The interest rate swap has an effective date of January 31, 2008, and a maturity date of September 30, 2012.  The Company is required to make certain quarterly fixed rate payments to the Counterparty calculated on a notional amount of $100 million, while the Counterparty is obligated to make certain quarterly floating rate payments to the Company referencing the same notional amount.  The interest rate swap transaction effectively fixes the annual interest rate payable on $100 million of the Company’s debt which may exist to 3.515% under the 2005 credit facility.  Notwithstanding the terms of the interest rate swap transaction, the Company is ultimately obligated for all amounts due and payable under the credit facility.  The Company may enter into additional swap transactions in the future from time to time.

Item 7.01.     Regulation FD Disclosure

Certain U.S. Federal Income Tax Considerations With Respect to 2007 Dividends

During 2007, the Company paid dividends (including a special one-time dividend of $15 per share paid in March 2007) in the aggregate amount of $555.5 million.  The dividends paid during 2007 will be treated as dividends for U.S. federal income tax purposes to the extent of the Company's current and accumulated earnings and profits as of December 31, 2007, as determined for U.S. federal income tax purposes.  To the extent the dividends paid exceed the Company's current and accumulated earnings and profits, they first will be applied against and will reduce a shareholder's basis in its shares and thereafter will be treated as gain from the sale or exchange of the shares.

The Company’s current and accumulated earnings and profits as of December 31, 2007 is expected to be $492.0 million.  Therefore, 88.6% of each dividend paid during 2007 will be treated as a dividend for U.S. federal income tax purposes, and 11.4% of each dividend will be treated as a reduction in basis or gain, as applicable.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management's current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward looking statements contained in this report are changes resulting from the completion of the Company's year-end accounting and audit processes and procedures and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2006 and its subsequent reports on Forms 10-Q and 8-K.  The Company’s ability to pay dividends in any period will depend upon factors including applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of the Company’s financial performance.  The timing and amount of dividends, if any, could also be affected by factors affecting cash flow, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary from the amounts currently estimated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                GENERAL MARITIME CORPORATION
                (Registrant)

                By: /s/ Jeffrey D. Pribor
                Name: Jeffrey D. Pribor
            Title:   Chief Financial Officer

Date: February 1, 2008